- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934




                         Date of report: August 27, 1996
                        (Date of earliest event reported)


                  FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                 COMMISSION FILE:         95-4200409
  (State or other jurisdiction           0-18266             (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                      10900 WILSHIRE BOULEVARD, 15TH FLOOR
                          LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices, including zip code)




                                 (310) 824-9990
                (Registrant's phone number, including area code)

- --------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

                  As previously disclosed in prior filings with the Securities and Exchange Commission (the "Commission"), Falcon Classic Cable Income Properties, L.P. (the "Partnership" or "Falcon Classic") may, at the discretion of its General Partner, sell individual cable systems to the General Partner or its affiliates, which include Falcon Holding Group, L.P. ("FHGLP"). Any such sale would be subject to certain terms and conditions set forth in Falcon Classic's Agreement of Limited Partnership (the "Partnership Agreement") and summarized below. The Partnership has stated in its prior filings with the Commission that the General Partner and its affiliates may consider and otherwise investigate the exercise of the purchase rights provided to them under the Partnership Agreement from time to time at their discretion.

                  The Partnership Agreement provides that any sale of Partnership assets to the General Partner or any of its affiliates must be made in cash pursuant to the "Appraisal Process." "Appraisal Process" is defined in the Partnership Agreement as an appraisal undertaken by three independent nationally recognized experts in the cable television field to determine the fair market value of the cable systems to be appraised. One such appraiser must be appointed by the General Partner, one by the Partnership's Conflicts Committee and the third by the first two appraisers acting jointly. The Partnership Agreement specifies that the Conflicts Committee be comprised of the independent members of the Advisory Committee (i.e., the members of the Advisory Committee that are not affiliates of, or otherwise have certain material business or professional relationships with, the General Partner or its affiliates). The appraised value pursuant to the Appraisal Process will be deemed to be the median of the three appraised values and, if any appraised value is expressed as a range, then in calculating the median, the mean amount of the range of such appraised value shall be used. No appraisals arising in affiliated transactions may be conducted at the Partnership's expense. Appraisers selected pursuant to the Appraisal Process may not have any interest in, nor any material business or professional relationship with, the Partnership, the General Partner or any of its affiliates. For the purposes of determining whether or not the business or professional relationship or joint investment is material, the gross revenue derived by the appraiser from the Partnership, the General Partner or any affiliate may not exceed 5% of the annual gross revenue derived by the appraiser from all sources. Except under certain circumstances, sales of assets by the Partnership to the General Partner or its affiliates prior to January 1, 1997 will require an affirmative vote of a majority of limited partner interests outstanding and not owned by the General Partner or its affiliates. No such vote will be required or sought thereafter. Although the General Partner is not required to purchase any of the Partnership's cable systems, it or one of its affiliates may determine to do so subject to the foregoing restrictions. Limited partners will not be entitled to share in any profits of the General Partner or its affiliates from the operation or sale of any cable systems subsequent to the sale of such cable systems to the General Partner or any affiliate.

                  In a meeting held in Los Angeles on August 27, 1996, the General Partner formally advised the Partnership's Advisory Committee and Conflicts Committee that it desired to explore on a preliminary basis the possibility of exercising the purchase rights contained in the Partnership Agreement and summarized above. Accordingly, the General Partner requested that the Appraisal Process be commenced and that, in compliance therewith, the Conflicts Committee select an independent nationally recognized expert in the cable television field to determine the fair market value of each of the Partnership's cable systems. In making this request, the General Partner indicated that it would not select its appraiser until after the Conflicts Committee had made its selection in order to maximize the number of appraisers available for the committee's consideration. Pursuant to the Partnership Agreement, the sole obligation of the Conflicts Committee in connection with the Appraisal Process will be to select one of the three appraisers.

                  In commencing the Appraisal Process, the General Partner advised the Conflicts Committee that it had made no decision whether to purchase any or all of the Partnership's five cable television systems. Any decision by the General Partner will, as permitted by the Partnership Agreement, be made on a system-by-system basis once the Appraisal Process has been completed. Further, should the General Partner or its affiliates elect to acquire any of the Partnership's cable systems, such acquisition will not be completed until on or after January 1, 1997.

                  Any decision by the General Partner or its affiliates to acquire any of the Partnership's cable systems will further be subject to, among other things, (i) the availability of the necessary financing on terms acceptable to the acquiring affiliate; (ii) the relative attractiveness of available alternative business and investment opportunities; (iii) the receipt of any necessary regulatory approvals and consents; and (iv) other future developments relating to the Partnership and the cable television industry, general economic conditions and other future developments.

                  In the event that any of the Partnership's cable television systems are sold to the General Partner or to a third party, the Partnership would be obligated to distribute to its partners any available sale proceeds. However, any such distribution would first be subject to reduction by the amount of any repayments of outstanding indebtedness and the establishment of other reserves as specified in the Partnership Agreement. As of June 30, 1996, the Partnership had outstanding $26.3 million of bank indebtedness and, in addition thereto, certain other deferred obligations. Accordingly, in the event any of the Partnership's cable systems are sold, the timing and amount of any related distribution to partners cannot be predicted at this time.

                  Although the foregoing reflects activities which the General Partner and certain of its affiliates are currently exploring with respect to the Partnership, the foregoing is subject to change at any time. Accordingly, there can be no assurance that the sale of cable television systems of the Partnership in accordance with the rights of the General Partner and its affiliates under the terms of the Partnership Agreement as described above or otherwise will be pursued or, if pursued, when and if any of them will be successfully consummated. For additional information on the terms of the Partnership Agreement, see "Item 1 -- Business -- Introduction" and "Item 13 -- Certain Relationships and Related Transactions -- Conflicts of Interest" in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995 and the full text of the Partnership Agreement filed as Exhibit 3.2 thereto.

                  FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING

STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE EFFECTS OF LEGISLATIVE AND REGULATORY CHANGES; THE POTENTIAL OF INCREASED LEVELS OF COMPETITION FOR THE PARTNERSHIP; TECHNOLOGICAL CHANGES; THE PARTNERSHIP'S DEPENDENCE UPON THIRD-PARTY PROGRAMMING; THE POTENTIAL EXERCISE OF THE PURCHASE RIGHT AS DESCRIBED ABOVE; THE ABSENCE OF UNITHOLDER PARTICIPATION IN THE GOVERNANCE AND MANAGEMENT OF THE PARTNERSHIP; LIMITATIONS ON BORROWINGS BY THE PARTNERSHIP CONTAINED IN THE PARTNERSHIP AGREEMENT; THE MANAGEMENT FEES PAYABLE TO THE GENERAL PARTNER; THE EXONERATION AND INDEMNIFICATION PROVISIONS CONTAINED IN THE PARTNERSHIP AGREEMENT RELATING TO THE GENERAL PARTNER AND OTHER; POTENTIAL CONFLICTS OF INTEREST INVOLVING THE GENERAL PARTNER AND ITS AFFILIATES; THE POTENTIAL LIABILITY OF UNITHOLDERS TO CREDITORS OF THE PARTNERSHIP TO THE EXTENT OF ANY DISTRIBUTION MADE TO SUCH UNITHOLDER IF, IMMEDIATELY AFTER SUCH DISTRIBUTION (WHETHER OR NOT THE PARTNERSHIP CONTINUES TO EXIST), THE REMAINING ASSETS OF THE PARTNERSHIP ARE NOT SUFFICIENT TO PAY ITS THEN OUTSTANDING LIABILITIES OF THE PARTNERSHIP; AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K AND OTHER PERIODIC REPORTS FILED WITH THE COMMISSION.

                                    * * * *

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          FALCON CLASSIC CABLE INCOME PROPERTIES, L.P.
                                  a California limited partnership

                                  By: Falcon Classic Cable Investors, L.P. General Partner

                                  By:      Falcon Holding Group,  L.P.
                                           General Partner

                                  By:      Falcon Holding Group, Inc.
                                           General Partner


Date:  August 27, 1996.           By:       /s/  Stanley S. Itskowitch
                                           ----------------------------------
                                           Stanley S. Itskowitch,
                                           Director of Falcon Holding
                                           Group, Inc